UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Various dates from February 6, 2015 through January 7, 2016

INTERCORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

6882 Fiji Circle Boynton Beach, Fl 33437 (Address of principal executive offices) (zip code)

(561) 806-6509 (Registrant’s telephone number, including area code)

1615 South Congress Avenue - Suite 103 Delray Beach, FL 33445 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry Into a Material Definitive Agreement

1) Loan Agreements

On various dates from February 6, 2015 to April 29, 2015, the Company and Rhine Partners, LP ("Rhine") entered into a series of Loan Agreements ("Rhine Notes") under which the Company borrowed a total of $447,000. Rhine earned facility fees totaling $43,950 upon the execution of these instruments. These Rhine Notes bear interest at the rate of 18% per annum and mature on January 31, 2016. If the Company fails to repay these Rhine Notes by the due date, it is obligated to pay penalties totaling $64,000 and the interest rate will increase to 24% per annum. Additionally, in connection with the issuance of these Rhine Notes, the Company issued to Rhine a series of warrants for the purchase of a total of 2,275,000 shares of its Common Stock as further described in Item 3.02. The form of these Rhine Notes is attached hereto as Exhibit 10.2.

On various dates from February 12, 2015 to March 27, 2015, the Company and Sussex Associates, LP ("Sussex") entered into a series of Loan Agreements ("Sussex Notes") under which the Company borrowed a total of $1,115,000. Sussex earned facility fees totaling $89,300 upon the execution of these instruments. These Sussex Notes bear interest at the rate of 18% per annum and mature on January 31, 2016. If the Company fails to repay these Sussex Notes by the due date, it is obligated to pay penalties totaling $126,000 and the interest rate will increase to 24% per annum. Additionally, in connection with the issuance of these Sussex Notes, the Company issued to Sussex a series of warrants for the purchase of a total of 4,675,000 shares of its Common Stock as further described in Item 3.02. The form of these Sussex Notes is attached hereto as Exhibit 10.2.

On various dates from March 4, 2015 to May 6, 2015, the Company and Topside Partners, LP ("Topside") entered into a series of Loan Agreements ("Topside Notes") under which teh Company borrowed a total of $140,000. Topside earned facility fees totaling $9,400 upon the execution of these instruments. These Topside Notes bear interest at the rate of 18% per annum and mature on January 31, 2016. If the Company fails to repay these Topside Notes by the due date, it is obligated to pay penalties totaling $33,000 and the interest rate will increase to 24% per annum. Additionally, in connection with the issuance of these Topside Notes, the Company issued to Topside a series of warrants for the purchase of a total of 4,675,000 shares of its Common Stock as further described in Item 3.02. The form of these Topside Notes is attached hereto as Exhibit 10.2.

The Company is aware that the Complaint, as defined in the next section, alleges that Rhine, Topside, and Sussex are or were controlled by Frederick Alan Voight who served as an officer of the Company from January 1, 2014 to June 29, 2015 and as a member of its Board of Directors from June 20, 2013 to June 29, 2015. If true, the above-described transactions with Rhine, Topside and Sussex would be related-party transactions. To the best knowledge of the Company Mr. Voight has neither admitted nor denied that he controls those entities.

On various dates from April 6, 2015 to June 8, 2015, the Company and DayStar Funding, LP ("DayStar") entered into a series of Loan Agreements ("DayStar Notes") under which the Company borrowed a total of $99,199. DayStar is a private fund managed by Frederick Alan Voight who served as an officer of the Company from January 1, 2013 to June 29, 2015 and as a member of its Board of Directors from June 20, 2013 to June 29, 2015. DayStar earned facility fees totaling $5,721 upon the execution of these instruments. These DayStar Notes bear interest at the rate of 18% per annum and mature on January 31, 2016. If the Company fails to repay the DayStar Notes by the due date, it is obligated to pay penalties totaling $19,370 and the interest rate will increase to 24% per annum. Additionally, in connection with the issuance of these DayStar Notes, the Company issued to DayStar a series of warrants for the purchase of a total of 990,500 shares of its Common Stock as further described in Item 3.02. The form of these Notes is attached hereto as Exhibit 10.2.

2) Agreed Partial Judgment

On July 31, 2015, the Securities and Exchange Commission ("SEC") filed a Complaint against Frederick Alan Voight and DayStar Funding, LP ("DayStar") (collectively, the "Defendants") (United States District Court Southern District Of Texas Houston Division Civil Action No. 4:15-cv-02218) (the “Complaint”). Mr. Voight served as an officer of the Company from January 1, 2014 to June 29, 2015 and as a member of its Board of Directors from June 20, 2013 to June 29, 2015. In that Complaint, the SEC named F.A. Voight & Associates, LP ("FAVA"), Rhine Partners, LP ("Rhine"), Topside Partners, LP ("Topside"), InterCore, Inc. ("ICOR"), and InterCore Research Canada, Inc. ("ICR") as Relief Defendants. ICOR and ICR were named as a Relief Defendants as they had borrowed funds from and entered into loan agreements with DayStar, FAVA, Rhine, and Topside and the SEC alleged such funds had been improperly obtained by those lenders.

On October 28, 2015, in summary, ICOR consented to entry of an Agreed Partial Judgment as a Relief Defendant wherein ICOR:

a)	Did not admit or deny the allegations of the Complaint;

b)	Waived findings of fact and conclusions of law and waived any right to appeal the Agreed Partial Judgment; and

c)	Agreed to disgorge funds received as a result of the conduct of the Defendants in an amount, if any, to be determined by The Court.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

On various dates from February 6, 2015 to April 29, 2015 as described in Item 1.01, the Company entered into the Rhine Notes under which it borrowed an aggregate of $447,000. In connection with the issuance of the Rhine Notes, the Company issued to Rhine a series of warrants for the purchase of 2,275,000 shares of its Common Stock for four year periods with exercise prices ranging from $0.50 to $2.00 per share and a cashless exercise provision. The warrants were 100% vested upon issuance and contain a provision that the holder may not exercise these warrants to the extent that immediately following such exercise the holder would beneficially own more than 9.99% of the outstanding Common Stock of the Company. The form of these warrants is attached hereto as Exhibit 10.3.

On various dates from February 12, 2015 to March 27, 2015 as described in Item 1.01, the Company entered into the Sussex Notes under which it borrowed an aggregate of $1,115,000. In connection with the issuance of the Sussex Notes, the Company issued a series of warrants to Sussex for the purchase of 4,675,000 shares of its Common Stock for four year periods with exercise prices ranging from $0.50 to $2.00 per share and a cashless exercise provision. The warrants were 100% vested upon issuance and contain a provision that the holder may not exercise these warrants to the extent that immediately following such exercise the holder would beneficially own more than 9.99% of the outstanding Common Stock of the Company. The form of these warrants is attached hereto as Exhibit 10.3.

On various dates from March 4, 2015 to May 6, 2015 as described in Item 1.01, the Company entered into the Topside Notes under which it borrowed an aggregate of $140,000. In connection with the issuance of the Topside Notes, the Company issued a series of warrants to Topside for the purchase of 1,051,500 shares of its Common Stock for four year periods with exercise prices ranging from $0.50 to $2.00 per share and a cashless exercise provision. The warrants were 100% vested upon issuance and contain a provision that the holder may not exercise these warrants to the extent that immediately following such exercise the holder would beneficially own more than 9.99% of the outstanding Common Stock of the Company. The form of these warrants is attached hereto as Exhibit 10.3.

On various dates from April 6, 2015 to June 8, 2015 as described in Item 1.01, the Company entered into the DayStar Notes under which it borrowed an aggregate of $99,199. In connection with the issuance of The DayStar Notes, the Company issued a series of warrants to DayStar for the purchase of 990,500 shares of its Common Stock for four year periods with an exercise price of $0.50 per share and a cashless exercise provision. The warrants were 100% vested upon issuance and contain a provision that the holder may not exercise these warrants to the extent that immediately following such exercise the holder would beneficially own more than 9.99% of the outstanding Common Stock of the Company. The form of these warrants is attached hereto as Exhibit 10.3.

The issuance of these warrants was or will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact that the lenders are accredited investors and familiar with the Company's operations as represented by them in the Loan Agreements.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously reported in a Form 8-K filed on April 13, 2015, based on confidential staff reports of the potential misuse of funds by certain members of the senior management team of InterCore Canada Research Inc. ("ICR"), (one of the Company’s wholly-owned Canadian subsidiaries), our Board of Directors took action with respect to ICR which resulted in the filing of a Notice of Intent to make a proposal pursuant to the provisions of the Canadian Bankruptcy and Insolvency Act. In connection with this action, the Company, as ICR's sole shareholder, dismissed several members of ICR's executive management team and placed ICR’s corporate and business decisions, as well as day-to-day operations, under the direct control of the Company’s executive management team. These immediate actions were taken to protect ICR’s assets and protect our shareholder value while allowing that subsidiary to continue its operations under the control of the Company's Board of Directors and executive management team with the assistance and protection of the Canadian legal system.

As of January 8, 2016, the Company is not current with its public company financial reporting requirements. Based on the matters described in the preceding paragraph, the Company's Board of Directors has determined that the Company’s audited financial statements for the fiscal year ended December 31, 2013, and its unaudited quarterly financial statements for the periods ended March 31, June 30, and September 30, 2013 and March 31, June 30, and September 30, 2014 should no longer be relied upon. The Company plans to continue to investigate these matters and determine the impact, if any, upon the Company's financial statements as soon as practical and as the Company's limited financial resources allow.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2015, Mr. Claude Brun and Ms. Danielle Beauchamp resigned their positions as members of our Board of Directors. From January 23, 2013 until January 1, 2014, Mr. Brun and Ms. Beauchamp held the position of the Company's Chief Executive Officer and Secretary, respectively. They held the same positions with the Company's Canadian subsidiary from at least January 23, 2013 until April 7, 2015. Mr. Brun and Ms. Beauchamp did not hold any positions on any Board committees at the time of their resignations. We are not aware of any disagreements Mr. Brun and Ms. Beauchamp had with us which require disclosure under this Item. We will: (i) provide Mr. Brun and Ms. Beauchamp with a copy of this disclosure in Item 5.02 the same day we file this Form 8-K with the Commission; (ii) provide Mr. Brun and Ms. Beauchamp with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether they agree with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which they do not agree; and (iii) file any letter received by us from Mr. Brun and Ms. Beauchamp with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by us.

Section 8 - Other Events

Item 8.01 - Other Events

1) Press Releases

Concurrent with the determination described in Item 4.02, as of January 8, 2016, the Company's Board of Directors has also determined that press releases issued by the Company during 2013, 2014, and through March 2015 relating to the demonstration and deployment of the Company's technology should no longer be relied upon. The Company plans to continue to investigate these matters and determine the impact, if any, upon the Company's press releases as soon as practical and as the Company's limited financial resources allow.

2) Canadian Operations

In light of the events of April 2015 previously described in Item 4.02, the Company reduced the staff of its Canadian operations by more than 80% and made commensurate reductions in various related operating expenses. The overall result is that the Company has reduced the overhead of its Canadian operations by more than $5 million on an annual basis.

Section 9 - Financial Statements and Exhibits

Section 9.01 - Financial Statements and Exhibits

c) Exhibits

10.1 Agreed Partial Judgment

10.2 Form of Loan Agreement between the Company and Rhine, Sussex, Topside, and DayStar

10.3 Form of Warrant Agreement between the Company and Rhine, Sussex, Topside, and DayStar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2016	InterCore, Inc.
a Delaware corporation
/s/ James F. Groelinger

By: James F. Groelinger
Its: Chief Executive Officer